ATLANTIC REALTY TRUST

                                747 THIRD AVENUE

                            NEW YORK, NEW YORK 10017

                                 (212) 355-1255



                              FOR IMMEDIATE RELEASE







      ATLANTIC REALTY TRUST ANNOUNCES LETTER OF INTENT WITH MAJOR RETAILER
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NEW YORK, NY, JULY 15, 2004 - ATLANTIC REALTY TRUST, A REAL ESTATE INVESTMENT

TRUST WHICH IS INCLUDED FOR QUOTATION ON THE NASDAQ SMALL CAP MARKET (ATLRS),

TODAY ANNOUNCED IT HAS ENTERED INTO A LETTER OF INTENT WITH A MAJOR U.S.

RETAILER TO LEASE APPROXIMATELY 104,000 SQUARE FEET OF BUILDING AREA LOCATED IN

THE HYLAN PLAZA SHOPPING CENTER, THE TRUST'S SOLE ASSET, CURRENTLY OCCUPIED BY

K-MART. IF CONSUMMATED, THE LEASE WILL RUN FOR THIRTY YEARS AT CURRENT MARKET

RENTS AND WILL INCLUDE ADDITIONAL RENEWAL OPTIONS. IN ADDITION, THE CURRENT

K-MART LEASE WILL BE TERMINATED. THERE IS NO ASSURANCE THE PARTIES WILL ENTER

INTO THE LEASE. FOR FURTHER INFORMATION CONTACT EDWIN R. FRANKEL AT (212)

702-8561.